Exhibit 99.1

For Release: 10:45 a.m. ET

May 3, 2010

Chevrolet-Buick-GMC-Cadillac Sales Increase

20 Percent in April

•	Combined Retail Sales for Chevrolet, Buick, GMC and Cadillac Increase 33 percent

•	Seventh Consecutive Month of Combined Sales Gains for GM’s Four Brands

•	Calendar-Year-to-Date Sales for GM’s Four Brands are up 31 Percent

DETROIT – A combined retail sales increase of 33 percent for Chevrolet, Buick, GMC and Cadillac propelled total sales for GM’s four brands in the U.S. to 183,091 during the month. This represents a 20-percent increase from a year ago. For the calendar year-to-date, combined total sales for Chevrolet, Buick, GMC and Cadillac are up 31 percent.

The continued year-over-year sales increases are largely being driven by the company’s launch products, which now represent one of every four GM vehicles sold at retail. Year-to-date, combined sales of the Chevrolet Camaro, Chevrolet Equinox, Buick LaCrosse, GMC Terrain and Cadillac SRX are up nearly 300 percent, at 110,176, compared to the vehicles they replaced.

“Clearly, our launch vehicles are hitting the mark with consumers who are looking for bold styling, quality, safety and fuel efficiency,” said Steve Carlisle, vice president of U.S. Sales Operations. “But our results aren’t limited to just our newest vehicles. Sales of our full-size pickups and our mid-sized crossovers continue to strengthen.”

Retail sales of GM’s full-size pickups, the Chevrolet Silverado, Avalanche and GMC Sierra were up a combined 20 percent in April, and are up 8 percent year-to-date. Retail sales of GM’s mid-sized crossovers – the Chevrolet Traverse, Buick Enclave and GMC Acadia – increased 26 percent in April and are 15 percent higher year-to-date.

“The good news is that we have more on the way, including the all-new Buick Regal this spring and the Chevrolet Cruze in the third quarter,” added Carlisle.

Chevrolet dealers reported sales of 135,369 – 17 percent higher than April, 2009. Retail sales for the brand were 32 percent higher for the month. Retail sales of the Chevrolet Malibu surged 38 percent for the month – the seventh consecutive month of year-over-year sales increases. The Chevrolet Silverado, Equinox, Traverse and Camaro all posted year-over-year retail sales increases of 20 percent or more (read more).

Buick sales rose 36 percent for the month to 12,181 – the seventh consecutive month of double digit year-over-year sales increases. Retail sales for Buick rose 42 percent during April. Buick LaCrosse had its best retail month since 2005, with an increase of 237 percent for the month. Year-to-date sales of the LaCrosse have increased 154 percent, with 42 percent of sales coming from consumers who replaced a non-GM vehicle (read more).

GMC sales of 24,224 were 18 percent higher than last year, while retail sales for the brand were up 37 percent. Sales were led by retail sales of the GMC Terrain, which were up 537 percent for the month versus the vehicle it replaced. For the year, sales of the Terrain are up 313 percent. The Terrain continues to attract new customers to the brand, where 46 percent of buyers are trading in a non-GM make (read more).

Cadillac sales increased 36 percent to 11,317, while retail sales improved 31 percent for the month. April retail sales of the SRX were 504 percent higher than a year ago, and are up 405 percent for the year. The SRX continues to bring new customers to the Cadillac brand. Year-to-date, 49 percent of SRX buyers traded in a competitive brand (read more).

Month-end dealer inventory in the U.S. stood at about 430,000 units, which is about 3,000 higher compared to March 2010, and about 311,000 lower than April 2009.

April Key Facts:

•

Chevrolet: total sales up 17 percent compared to a year ago; retail sales up 32 percent; Chevrolet Equinox retail sales increased 276 percent; Camaro retail sales continued to set the pace for the sport segment with 7,830 deliveries; Chevrolet Traverse retail sales were up 30 percent for the month, and are up 10 percent for the year; Silverado retail sales were up 23 percent, the second consecutive month with a retail sales increase of 20 percent or more.

•

Buick: total sales up 36 percent; retail sales up 42 percent; Buick LaCrosse retail sales rose 237 percent and are up 154 percent for the year; Buick Enclave retail sales rose 29 percent in April and are up 11 percent for the year.

•

GMC: total sales up 18 percent; retail sales up 37 percent; GMC Terrain retail sales were up 537 percent for the month and 313 percent for the year; GMC Acadia retail sales increased 20 percent for the month and are up 26 percent year-to-date

•

Cadillac: total sales up 36 percent; retail sales up 31 percent; Cadillac SRX retail sales were up 504 percent for the month and 405 percent for the year; Cadillac CTS had its best month of the year, with retail sales up 9 percent vs. March.

•	Fleet sales for GM’s four brands were 58,000 for the month, down 2 percent vs. the prior year.

•	Crossovers for GM’s four brands doubled sales in April compared to last year.

•	Combined Total and Retail sales for Chevrolet, Buick, GMC and Cadillac have increased year-over-year for seven straight months.

About General Motors: General Motors, one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 217,000 people in every major region of the world and does business in some 140 countries. GM and its strategic partners produce cars and trucks in 34 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, FAW, GMC, Daewoo, Holden, Opel, Vauxhall and Wuling. GM’s largest national market is the United States, followed by China, Brazil, Germany, the United Kingdom, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. General Motors acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other press materials refer to operations of the old General Motors Corporation. More information on the new General Motors can be found at www.gm.com.

###

CONTACT:

Tom Henderson

tom.e.henderson@gm.com

313-410-2704 cell

For release: May 3, 10:45 AM Eastern

Chevrolet Retail Sales Up 32 Percent, Driven by Consumer Demand

for Silverado, Malibu, Equinox, Traverse and Camaro

DETROIT – Chevrolet posted 135,369 sales in April, a 17 percent increase over April 2009. This includes 84,668 retail sales, a 32 percent increase over April 2009, and the seventh straight month of year-over-year retail sales gains. Much of that increase was a result of strong consumer demand for the Chevrolet Silverado, Malibu, Equinox, Traverse and Camaro – all of which posted year-over-year retail sales increases of 20 percent or more.

“The April sales numbers illustrate that customers appreciate Chevrolet’s unique combination of performance, design, durability, safety and value,” said Alan Batey, U.S. Vice President for Chevrolet Sales. “These are the same features that Consumers Digest considered before naming the Silverado, Malibu, Equinox, Traverse and Camaro Best Buys for 2010.”

•	The Chevrolet Silverado posted 23,105 retail sales in April – up 23 percent over April 2009, and the second consecutive month of year-over-year retail sales increases.

•	The Chevrolet Malibu posted 12,546 retail sales in April – up 38 percent over April 2009, and the seventh consecutive month of year-over-year sales increases in excess of 10 percent.

•

The 2010 Chevrolet Equinox posted 10,322 retail sales in April – up 276 percent over April 2009, and is the tenth consecutive month of year-over-year sales increases compared to the previous model. In April, the Equinox average “days to turn” was just 15 days.

•	The Chevrolet Camaro posted 7,830 retail sales in April – up from 359 retail sales in April 2009, as May was the first full month of sales.

•	The Chevrolet Traverse posted 6,844 retail sales in April – up 30 percent over April 2009. Calendar year to date, Traverse sales are up 10 percent over 2009.

# # #

CONTACT(S):

Monte Doran

Chevrolet Communications

313-665-4243

monte.doran@gm.com

Enclave and LaCrosse Lead Buick to Seventh Straight Year-Over-Year

Sales Increases

Buick Posts 36 Percent Sales Increase April

Buick total sales were up 36 percent in April compared to the same month last year, posting its seventh straight month of U.S. sales increases. Retail sales were up 42 percent for the month.

Sales were led by the Enclave and LaCrosse, which continue to broaden the appeal of Buick to new audiences. The LaCrosse, Buick’s luxury sedan, saw a 237 percent increase and the Enclave saw a 29 percent increase in retail sales in April.

“We are pleased to see that for the seventh straight month Buick has had double digit year-over-year sales increases,” said Brian Sweeney, U.S. vice president of Buick-GMC sales. “The LaCrosse and Enclave continue to appeal to buyers searching for a premium vehicle without the premium price.”

Redesigned from the ground up, the LaCrosse is continuing the momentum started by the Enclave. For the first quarter in 2010, 42 percent of Buick sales came from non-GM makes.

This spring, Buick will launch the 2011 Regal sports sedan to extend the Buick line-up. The Regal’s development is rooted on the award-winning Opel Insignia – 2009 European Car of the Year – and will bring all of the Insignia’s award-winning design, technology and European-inspired performance capabilities to the American market.

The Buick Regal is already attracting strong praise from auto critics. The Detroit News’ automotive critic Scott Burgess stated that, “the Regal has the soul of the thoroughbred. And that’s where the fun starts.”

About Buick

Buick is in the midst of a transformation that started with the Enclave luxury crossover and continues with the completely redesigned LaCrosse luxury sedan and Regal sport sedan. Buick is emerging as a modern, premium brand with vehicles characterized by sculpted designs, personal technologies, luxurious interiors and responsive performance. Future new sedans and crossovers are planned and will continue to expand Buick’s portfolio both in North America and China. More information can be found at www.buick.com.

# # #

Contact:

Dayna Hart

Mobile: 313-300-9660

E-mail : dayna.hart@gm.com

Cadillac sales rise as SRX attracts new luxury buyers to the brand

Cadillac’s total U.S. sales rose 36 percent in April to 11,317 driven by significant gains for SRX and positive momentum for Escalade and CTS.

SRX total sales for April rose 587 percent, the seventh straight month of triple-digit percentage increases. Redesigned for the 2010 model year, SRX has quickly become a stand-out in the fast-growing midsize luxury crossover segment.

The redesigned SRX also is attracting new customers to Cadillac at a higher rate than the previous model. So far this year, about 49 percent of SRX buyers traded in a competitor’s brand, an improvement of 14 percentage points compared to the previous model’s conquest rate.

A five-passenger crossover, SRX’s standard V6 engine is EPA-rated at 25 miles per gallon on the highway. SRX also provides the option of advanced all-wheel drive and a turbocharged V6 engine.

“SRX is appealing to luxury buyers with performance, fuel-efficiency and dramatic design,” said Kurt McNeil, U.S. vice president of Cadillac sales. “SRX has put Cadillac’s signature on the midsize luxury crossover segment.”

Escalade total sales rose 21 percent in April, and CTS had its best month of the year as Cadillac builds on the core of its line-up. Cadillac will launch this summer the CTS Coupe.

Even before its release, CTS Coupe is drawing praise from the automotive press. A luxury sports coupe that will be available in both rear-wheel and all-wheel drive versions, CTS Coupe will become Cadillac’s centerpiece for design and performance.

“It’s safe to say the coupe is positively gorgeous,” Automobile magazine wrote in a preview of the CTS Coupe earlier this year. “Pictures simply don’t do it justice.”

Later this year, Cadillac will expand its line of V-Series high-performance luxury vehicles with the addition of the CTS-V Coupe and CTS-V Sport Wagon.

GMC Retail Sales Rise 37 Percent in April

Terrain and Acadia continue to help drive sales

In April, GMC retail sales rose 37 percent compared to the same month last year. The increase was driven by strong sales of the Terrain and Acadia crossovers for the seventh straight month.

Terrain retail sales were up 537 percent for the month versus the vehicle it replaced. The Acadia posted a retail calendar-year-to-date increase of 26 percent.

Both the Terrain and Acadia continue to attract new customers to the brand. For Acadia, 51 percent of buyers are trading-in a non-GM make, while 46 percent of Terrain buyers are disposing of a non-GM vehicle.

“The Terrain and Acadia are proof that GMC is offering vehicles that customers want, including fuel economy, exterior and interior styling, quality and safety,” said Brian Sweeney, U.S. vice president for Buick-GMC sales. “We are encouraged to see sales increases for the seventh straight month for the brand.”

To meet the growing customer demand for the Terrain and Acadia, GM has recently added a third shift at CAMI Automotive Plant and Lansing Delta Township Assembly to increase capacity of the vehicles.

This summer, GMC will launch the new Sierra HD that delivers best-in-class diesel horsepower and torque with the proven and reliable Duramax diesel powertrain and Allison transmission. For the first time, the Sierra HD will also be offering the exclusive Denali line on a heavy-duty GMC pickup.

About GMC

GMC is evolving to include more fuel-efficient trucks and crossovers. The GMC Terrain is a smaller SUV that offers 32 mpg highway fuel economy along with the capability, engineering expertise and refinement that have defined GMC for more than a century. Complementing the Terrain are the Acadia eight-passenger crossover, Yukon and Yukon XL and Sierra pickups. Today GMC is the only manufacturer offering three full-size hybrid models. Details on all GMC models are available at www.gmc.com.

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Contact:

Dayna Hart

Mobile: 313-300-9660

E-mail : dayna.hart@gm.com

GM U.S. Deliveries for April 2010 – Divisional Brand Level

*S/D Curr: 26	April				(Calendar Year-to-Date) January - April
*S/D Prev: 26	2010	2009	% Chg Volume	%Chg per S/D	2010	2009	%Chg Volume
Vehicle Total	183,997	173,007	6.4	6.4	661,319	585,910	12.9
Brand Total	183,091	152,997	19.7	19.7	652,444	499,132	30.7
Other Brand Total	906	20,010	-95.5	-95.5	8,875	86,778	-89.8

GM Vehicle Deliveries by Marketing Division
	2010	2009	%Chg Volume	%Chg per S/D	2010	2009	%Chg Volume
Buick Total	12,181	8,928	36.4	36.4	44,317	29,462	50.4
Cadillac Total	11,317	8,337	35.7	35.7	40,669	32,083	26.8
Chevrolet Total **	135,369	115,265	17.4	17.4	473,827	362,710	30.6
GMC Total **	24,224	20,467	18.4	18.4	93,631	74,877	25.0
Brand Total	183,091	152,997	19.7	19.7	652,444	499,132	30.7
HUMMER Total	481	913	-47.3	-47.3	1,336	4,019	-66.8
Pontiac Total	52	10,838	-99.5	-99.5	634	51,725	-98.8
Saab Total	0	892	***.*	***.*	608	3,824	-84.1
Saturn Total	373	7,367	-94.9	-94.9	6,297	27,210	-76.9
Other Brand Total	906	20,010	-95.5	-95.5	8,875	86,778	-89.8
GM Vehicle Total	183,997	173,007	6.4	6.4	661,319	585,910	12.9

*	Twenty-six selling days (S/D) for the April period this year and twenty-six for last year.
**	Effective August 2007, GM includes GMC & Chevrolet dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Sales Reporting and Data Management	Page 1 of 2

GM U.S. Deliveries for April 2010 – Divisional Brand Level

	April				(Calendar Year-to-Date) January - April
	2010	2009	% Chg Volume	% Chg per S/D	2010	2009	%Chg Volume
Selling Days (S/D)	26	26
Enclave	4,599	3,731	23.3	23.3	16,971	13,002	30.5
LaCrosse	5,236	1,405	272.7	272.7	19,581	6,230	214.3
Lucerne	2,346	3,789	-38.1	-38.1	7,765	10,209	-23.9
Rainier	0	0	***.*	***.*	0	3	***.*
Rendezvous	0	0	***.*	***.*	0	1	***.*
Terraza	0	3	***.*	***.*	0	17	***.*
Buick Total	12,181	8,928	36.4	36.4	44,317	29,462	50.4
CTS	3,278	3,876	-15.4	-15.4	11,403	14,452	-21.1
DTS	1,785	1,458	22.4	22.4	5,160	4,963	4.0
Escalade	1,250	968	29.1	29.1	5,174	4,675	10.7
Escalade ESV	602	479	25.7	25.7	2,216	2,077	6.7
Escalade EXT	148	202	-26.7	-26.7	530	929	-42.9
SRX	3,904	568	587.3	587.3	14,770	2,637	460.1
STS	330	711	-53.6	-53.6	1,295	2,057	-37.0
XLR	20	75	-73.3	-73.3	121	293	-58.7
Cadillac Total	11,317	8,337	35.7	35.7	40,669	32,083	26.8
Avalanche	1,530	1,582	-3.3	-3.3	5,550	4,780	16.1
Aveo	2,777	2,158	28.7	28.7	10,861	7,602	42.9
Camaro	9,150	614	***.*	***.*	29,907	614	***.*
Chevy C/T Series	1	3	-66.7	-66.7	4	12	-66.7
Chevy W Series	32	63	-49.2	-49.2	143	280	-48.9
Cobalt	13,701	10,627	28.9	28.9	51,080	32,065	59.3
Colorado	2,010	2,676	-24.9	-24.9	7,241	10,389	-30.3
Corvette	1,089	1,407	-22.6	-22.6	3,522	4,459	-21.0
Equinox	11,987	4,128	190.4	190.4	42,366	17,354	144.1
Express	4,806	4,540	5.9	5.9	15,477	14,858	4.2
HHR	5,383	6,629	-18.8	-18.8	21,660	14,860	45.8
Impala	16,144	17,532	-7.9	-7.9	54,417	45,047	20.8
Kodiak 4/5 Series	141	252	-44.0	-44.0	642	1,302	-50.7
Kodiak 6/7/8 Series	22	60	-63.3	-63.3	80	379	-78.9
Malibu	16,536	14,665	12.8	12.8	65,875	50,265	31.1
Monte Carlo	0	0	***.*	***.*	0	3	***.*
Silverado-C/K Pickup	29,618	26,437	12.0	12.0	102,098	93,720	8.9
Suburban (Chevy)	5,087	4,424	15.0	15.0	12,967	10,132	28.0
Tahoe	6,309	8,162	-22.7	-22.7	20,484	21,795	-6.0
TrailBlazer	19	815	-97.7	-97.7	144	5,399	-97.3
Traverse	9,020	8,204	9.9	9.9	29,259	26,345	11.1
Uplander	7	287	-97.6	-97.6	50	1,050	-95.2
Chevrolet Total	135,369	115,265	17.4	17.4	473,827	362,710	30.6
Acadia	4,877	4,764	2.4	2.4	23,639	17,752	33.2
Canyon	527	964	-45.3	-45.3	2,352	3,289	-28.5
Envoy	6	414	-98.6	-98.6	51	2,466	-97.9
GMC C/T Series	2	44	-95.5	-95.5	45	154	-70.8
GMC W Series	41	114	-64.0	-64.0	206	513	-59.8
Savana	1,228	1,950	-37.0	-37.0	3,896	5,174	-24.7
Sierra	9,360	8,273	13.1	13.1	32,862	30,781	6.8
Terrain	4,404	0	***.*	***.*	17,380	2	***.*
Topkick 4/5 Series	118	169	-30.2	-30.2	577	780	-26.0
Topkick 6/7/8 Series	26	152	-82.9	-82.9	147	638	-77.0
Yukon	1,942	2,464	-21.2	-21.2	6,769	8,542	-20.8
Yukon XL	1,693	1,159	46.1	46.1	5,707	4,786	19.2
GMC Total	24,224	20,467	18.4	18.4	93,631	74,877	25.0
Brand Total	183,091	152,997	19.7	19.7	652,444	499,132	30.7
HUMMER Total	481	913	-47.3	-47.3	1,336	4,019	-66.8
Pontiac Total	52	10,838	-99.5	-99.5	634	51,725	-98.8
Saab Total	0	892	***.*	***.*	608	3,824	-84.1
Saturn Total	373	7,367	-94.9	-94.9	6,297	27,210	-76.9
Other Brand Total	906	20,010	-95.5	-95.5	8,875	86,778	-89.8
GM Total	183,997	173,007	6.4	6.4	661,319	585,910	12.9

Sales Reporting and Data Management	Page 2 of 2